UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2008

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6408 Parkland Drive, Suite 104
Sarasota, Florida  34243
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On January 9, 2008, accredited investors purchased an aggregate of 42,000,000 shares of common stock (the “Shares”) at $0.10 per share for an aggregate purchase price of $4,200,000 from Sunovia Energy Technologies, Inc. (the “Company”).  The funds raised will be utilized by the Company for working capital and research purposes.

The Shares were offered and sold to the accredited investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

CAPITALIZATION

The following table sets forth the capitalization of Sun Energy Solar at October 31, 2007 and as adjusted to reflect the intended use of the proceeds of this sale of unregistered securities.

	October 31,2007
	Actual	As Adjusted(1)
(unaudited)
Total Liabilities	$4,745,140	$4,745,140

Shareholders' Equity
Common Stock, $.001 par value;
1,500,000,000 shares authorized;
296,257,941 and 338,257,941 shares issued
and outstanding, respectively	296,258	338,258
Additional paid in capital	5,406,617	9,564,617
Deficit Accumulated during the Development Stage	(8,335,370)	(8,335,370)
Total Shareholders' equity (deficiency)	$(2,632,495)	$1,567,505

(1)	Gives effect to the sale of the aggregate amount of 42,000,000 Shares offered hereby for net proceeds in the amount of $4,200,000.

Item 9.01 Financial Statements and Exhibits.

(c) Index of Exhibits.

Exhibit Number	Description

4.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SUNOVIA ENERGY TECHNOLOGIES, INC.

Dated: January 15, 2008	By:	/s/ Carl L. Smith, III
Name: Carl L. Smith, III
Title: Chief Executive Officer

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